EXHIBIT 99.1
                                                                    ------------


                   ZAP SIGNS $100 MILLION EXCLUSIVE AGREEMENT
                         FOR APOLLO FUEL CELL TECHNOLOGY


        SANTA ROSA, California (September 15, 2004) - Transportation pioneer ZAP (OTC BB:ZAPZ) announced today that its automotive distribution subsidiary Voltage Vehicles has signed an exclusive agreement with Apollo Energy Systems of Pompano Beach, Florida for its fuel cell technology.

        Under the contract, ZAP's Voltage Vehicles subsidiary has agreed to purchase up to $100 million in Apollo's propulsion systems. Apollo has developed a patented Alkaline Fuel Cell and Tri-Polar Lead-Cobalt battery technology that is expected to revolutionize the auto industry. According to Apollo, the new fuel cell is ready for production, years before similar propulsion systems are expected to be available.

        "We believe this agreement secures ZAP's position in the new hydrogen economy," says ZAP CEO Steve Schneider. "The infrastructure to power fuel cells with ammonia is here, not years away. At the same time, the affordability, convenience and track record of Apollo's alkaline fuel cell technology matches ZAP's business plan of commercializing advanced automotive technologies today."

        Apollo CEO Robert Aronsson added: "The technology for alkaline fuel cells follows ZAP's philosophy of 'Zero Air Pollution' to the extent that the only by-product of a ZAP-Apollo vehicle would be pure, drinkable water. Space missions like the current International Space Station not only use the alkaline fuel cell as a source of power, but as a source for drinking water."

        In a ZAP press release dated August 31, 2004, ZAP CEO Steve Schneider said the prototype development for a ZAP-Apollo fuel cell-powered car may include the use of the Smart city coupe, a direct-import car from Europe. In May, ZAP signed a distribution agreement with Smart-Automobile LLC, an independent, privately-held company that has certified the Smart city coupe under U.S. Department of Transportation standards.

        In the press release, Schneider along with Apollo Chairman and CEO Robert R. Aronsson outlined a vision of demonstrating the new Hydrogen Fuel Cell and Lead Cobalt Battery in ZAP automobiles in what they say would be the world's first coast-to-coast "Hydrogen Expressway" from Florida to California.

ABOUT APOLLO ENERGY SYSTEMS

        Apollo Energy Systems, Incorporated is in the business of developing, producing, marketing and licensing new energy products and energy systems utilizing hydrogen fuel cells, batteries, renewable resources and space sciences. Apollo has developed, produced, and field-tested Alkaline Fuel Cells and Lead Cobalt Rechargeable Batteries for which a number of patents have been issued with additional patents pending. The Company has also developed Ammonia Crackers for the production of hydrogen for the fuel cells. A patent is pending on these devices as well. For more information, visit http://www.apolloenergysystems.com.

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ABOUT ZAP
            ZAP has been a world leader in cleaner transportation technologies, celebrating its tenth anniversary this month. The Company has delivered more than 85,000 vehicles to customers in more than 60 countries. A public company, ZAP is traded on the Over-the-Counter stock exchange under the symbol ZAPZ. The company offers a variety of advanced technology vehicles, including cars, bicycles, scooters, motorbikes, underwater scooters and more. For more information, visit http://www.zapworld.com or call +1-707-525-8658.

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